UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/24/2012

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On July 24, 2012, UMB Financial Corporation (the "Company") issued a press release announcing financial results for the quarter ending June 30, 2012 which was attached as an exhibit to the Company's Current Report on Form 8-K that was filed on July 25, 2012. In the press release, the Company incorrectly reported that Institutional Investment Management had net fund flows of $13.3 million for the quarter. In fact, Institutional Investment Management actually had net fund outflows of $22.7 million for the quarter. The corrected press release is furnished as Exhibit 99.1 to this Amendment No. 1 of the Company's July 25, 2012 Current Report and replaces and supersedes the previously furnished press relase.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release dated July 24, 2012 (as revised)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: July 30, 2012	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairmna, CFO and CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated 7-24-12 (revised)